SUB-ITEM 77H

As of December 31, 2009, the following entity no longer owns 25% or more of the Fund's voting securities:

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                                           PERSON/ENTITY
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Oregon and Southwest Washington Painters Pension Trust Fund
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FUND
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ILV

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